UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2006, Mohawk Industries, Inc. announced a change in the method of accounting for its inventory from the last-in, first out ("LIFO") method to the first-in, first-out ("FIFO") method for inventories not on FIFO within its Mohawk segment. The Company believes the FIFO method of accounting for inventory costs is preferable because it provides a better measure of the current value of its inventory and provides a better matching of manufacturing costs with revenues. The change will also result in the application of a single costing method to all of the Company's inventories. As a result, all inventories are stated at the lower of cost, determined on a FIFO basis, or market. In accordance with Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," the Company has retrospectively applied this change in method of inventory costing. A copy of the consolidated supplemental financial data affected by the retrospective application is attached hereto and is hereby incorporated by reference as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1 Consolidated supplemental financial data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: July27, 2006 By: /s/ MICHEL S. VERMETTE
Michel S. Vermette
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

99.1.    Consolidated supplemental financial data